                                EXHIBIT 10.46

                           STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                  Page No.
                                                                 --------

     1.   Purchase and Sale of Stock and Warrant....................  1
          1.1  Sale and Issuance of Stock and Warrant...............  1
          1.2  The Closing..........................................  1

     2.   Representations and Warranties of the Company.............  1
          2.1  Organization and Good Standing.......................  1
          2.2  Authorization........................................  2
          2.3  Valid Issuance of Stock..............................  2
          2.4  Title to Property and Assets.........................  2
          2.5  Compliance with Other Documents......................  2
          2.6  Registration Statement...............................  2
          2.7  Capitalization.......................................  2
          2.8  Litigation...........................................  3
          2.9  Intellectual Property................................  3
          2.10 Financial Statements.................................  3
          2.11 Changes..............................................  3
          2.12 Taxes................................................  3
          2.13 Compliance with Laws and Other Instruments...........  3
          2.14 Registration Rights Agreements.......................  4
          2.15 Contracts............................................  4

     3.   Representations and Warranties of the Investor............  4
          3.1  Authorization........................................  4
          3.2  Investigation........................................  4
          3.3  Qualified Institutional Buyer........................  4
          3.4  Purchase Entirely for Own Account....................  4
          3.5  Restricted Securities................................  4

     4.   Conditions to the Investor's Obligation at Closing........  4
          4.1  Representations and Warranties.......................  4
          4.2  Securities Laws......................................  5
          4.3  Authorizations.......................................  5
          4.4  Initial Public Offering of Common Stock..............  5

     5.   Conditions to the Company's Obligations at Closing........  5
          5.1  Representations and Warranties.......................  5
          5.2  Securities Laws......................................  5
          5.3  Authorizations.......................................  5
          5.4  Initial Public Offering of Common Stock..............  5
          5.5  Payment of Purchase Price............................  5

     6.   Covenants of the Company and the Investor.................  5
          6.1  Agreement Not Transfer...............................  5
          6.2  Market Stand-Off.....................................  6
          6.3  Notice of Intention to Transfer......................  6
          6.4  Registration of Stock................................  6
          6.5  Publicity............................................  6

     7.   Miscellaneous.............................................  7
          7.1  Governing Law........................................  7
          7.2  Survival; Additional Securities......................  7
          7.3  Successors and Assigns...............................  7
          7.4  Entire Agreement.....................................  7
          7.5  Notices..............................................  7
          7.6  Amendments and Waivers...............................  7
          7.7  Legal Fees...........................................  8
          7.8  Expenses.............................................  8
          7.9  Titles and Subtitles.................................  8
          7.10 Counterparts.........................................  8
          7.11 Severability.........................................  8
          7.12 Confidentiality......................................  8

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made as of the 9th day of February, 2000, by and between FirstWorld Communications, Inc., a Delaware corporation located at 8390 East Crescent Parkway, Suite 300, Greenwood Village, CO 80111 (the "Company") and Microsoft Corporation, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 (the "Investor").

     WHEREAS, the Investor has indicated a desire to purchase (i) the number of shares of the Company's Series B Common Stock ("Common Stock") obtained by dividing $12,000,000 by 93% of the per share price paid by the public (the "IPO Price") for the Company's Common Stock in the Company's initial public offering (the "IPO") and (ii) a five-year warrant to purchase the number of shares of Common Stock equal to 75% of the shares obtained pursuant to (i) above at a per share price equal to 125% of the IPO Price, substantially in the form attached hereto as Exhibit B (the "Warrant").

     WHEREAS, the Company has indicated a desire to sell (i) the number of shares of the Company's Common Stock obtained by dividing $12,000,000 by 93% of the IPO Price to the Investor on the terms set forth herein and (ii) the Warrant.

     WHEREAS, the Company and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   Purchase and Sale of Stock and Warrant.

     1.1 Sale and Issuance of Stock and Warrant. Subject to the terms and conditions of this Agreement, for a purchase price of $12,000,000, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company (i) the number of shares of the Company's Common Stock obtained by dividing $12,000,000 by 93% of the IPO Price (the "Stock"), having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") as on file with the Delaware Secretary of State as of the Closing (as defined below), and (ii) a five-year warrant to purchase 75% of the number of shares of Common Stock obtained pursuant to 1.1(i) above at a per share strike price equal to 125% of the IPO Price, substantially in the form attached hereto as Exhibit B.

     1.2 The Closing. The purchase and sale of the Stock and the Warrant shall be held at the Company's offices immediately following the closing of the Company's IPO (the "Closing"). At the Closing, the Company will deliver the Stock and the Warrant to the Investor against payment of the purchase price therefor by check payable to the order of the Company or by wire transfer.

2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions delivered herewith, the Company hereby represents and warrants to the Investor that:

     2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted.

The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3 Valid Issuance of Stock. The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Subject in part to the truth and accuracy of the Investor's representations set forth in
Section 3 of this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrant have been duly reserved for issuance and upon issuance in accordance with the terms of the Warrant will be duly and validly issued, fully paid and non-assessable.

     2.4 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases, except to the extent such non-compliance would not materially impair the Company's business or prospects and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company is subject to the debt covenants and other terms and conditions set forth in the Indenture dated April 13, 1998 between the Company and the Bank of New York as Trustee (the "Indenture").

     2.5 Compliance with Other Documents. The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under, the Restated Certificate or Bylaws of the Company or of any contract or agreement to which the Company is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Company's business, financial condition or results of operations.

     2.6 Registration Statement. The Company's registration statement on Form S-1, as amended, on file with the Securities and Exchange Commission ("SEC") as of the date hereof (the "Registration Statement") shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.7 Capitalization. The Company's capitalization information contained in the Registration Statement is complete and accurate as of the dates specified therein and, except as disclosed in the

Registration Statement, there are no existing options, warrants, calls, commitments or other agreements to which the Company is a party or bound requiring, and there are no convertible debt or other securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Common Stock or other securities convertible into Common Stock or the purchase or redemption of any shares of Common Stock.

     2.8 Litigation. Except as disclosed in the Company's Registration Statement, to the best of the Company's knowledge there are no actions, proceedings or investigations pending or threatened against the Company, that, either in any case or in the aggregate, would result in any material adverse change in the business, financial condition, or results of operations of the Company.

     2.9 Intellectual Property. Except as disclosed in the Registration Statement, the Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by it or as currently proposed to be operated by it, or presently employed by it or as currently proposed to be employed by it , and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations.

     2.10 Financial Statements. The financial statements included in the Registration Statement present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

     2.11 Changes. Except as disclosed in the Registration Statement, since the date of the latest audited financial statements included in the Registration Statement there has not been: (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) any material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company taken as a whole.

     2.12 Taxes. The Company has filed on a timely basis all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Company's financial statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith and except to the extent that a reserve has been reflected on the Company's financial statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Company's financial statements is adequate for taxes due or accrued as of the date thereof.

     2.13 Compliance with Laws and Other Instruments. The Company holds all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Company's business and financial condition.

     2.14 Registration Rights Agreement. Except as set forth in the Registration Statement, the Company is not under any obligation to register any presently outstanding securities, or any securities which may hereafter be issued, under the Securities Act of 1933, as amended ("1933 Act").

     2.15 Contracts. To the Company's knowledge all material contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments to which Company is a party and which are material to its business are valid and in full force and effect, and the Company has not, nor, to the best knowledge of Company, has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof, except where such breach or default would not have a material adverse effect on the Company's business or financial condition.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

     3.1 Authorization. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

     3.2 Investigation. The Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's chief executive officer. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

     3.3 Qualified Institutional Buyer. The Investor is a "Qualified Institutional Buyer" as such term is defined in Rule 144A of the rules and regulations promulgated under the Securities Act of 1933, as amended.

     3.4 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Stock will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

     3.5 Restricted Securities. Investor understands that the Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. Conditions to the Investor's Obligation at Closing. The obligation of the Investor to purchase the Stock at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

     4.1 Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. The Chief Executive Officer of the Company shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

     4.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") and qualification requirements of all applicable state securities laws.

     4.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     4.4 Initial Public Offering of Common Stock. The closing of the initial public offering of the Company's Series B Common Stock shall have occurred.

5. Conditions to the Company's Obligations at Closing. The obligation of the Company to sell the Stock at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. The Assistant Secretary of the Investor shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

     5.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act qualification requirements of all applicable state securities laws.

     5.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing, including, without limitation, the clearance of any applicable Hart-Scott-Rodino filing, the cost of which shall be borne by the Investor.

     5.4 Initial Public Offering of Common Stock. The closing of the initial public offering of the Company's Series B Common Stock shall have occurred.

     5.5 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price for the Stock as set forth in Section 1.2 hereof.

6.   Covenants of the Company and the Investor.

     6.1   Agreement Not to Transfer.

     (a) Prior to 180 days after the Closing, the Investor shall not, directly or indirectly, Transfer or offer to Transfer any shares of the Stock other than to affiliates who agree to be bound by the terms of this Agreement, unless the Company consents to such Transfer and the transferee agrees to be bound by this Agreement.

     (b) In order to enforce the Transfer Restrictions, the Company may impose stop transfer instructions with respect to the Stock until the end of the restricted period.

     (c) As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of shares of the Stock. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged shares of the Stock in complete or partial satisfaction of the indebtedness for which the shares of the Stock are security.

     6.2 Market Stand-Off. In addition to the transfer restrictions set forth in Section 6.1 above (which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Investor shall not Transfer or offer to Transfer any shares of the Stock without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that
(i) such Market Stand-Off shall not exceed one hundred eighty (180) days following an initial public offering of equity securities and ninety (90) days following any other offering of equity securities, and (ii) the Investor shall be subject to the Market Stand-Off only if the officers and directors of the Company, and each shareholder with beneficial ownership of at least 5% of the Company's outstanding equity are also subject to similar restrictions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable stand-off period.

     6.3 Notice of Intention to Transfer. In the event the Investor plans to Transfer shares of the Stock in one or more transactions other than through an open-market transaction, the Investor shall inform the Company of such intention to Transfer such shares fifteen (15) days prior to such Transfer. Provided, however, that the foregoing sentence shall not apply to transactions effected under Rule 144 of the 1933 Act or pursuant to a valid registration statement. Investor shall agree that any transfer, sale or other disposition of the Company's Common Stock shall be through an orderly disposition, including, at the request of the Company, through a broker-dealer recommended by the Company.

     6.4 Registration of Stock. The Company agrees that, with regard to the Stock, and the Common Stock purchased upon exercise of the Warrant the Investor shall become subject to the Amended and Restated Investors Rights Agreement attached as Exhibit A (the "Rights Agreement") for the sole purpose of providing the Investor with the demand, piggyback and Form S-3 registration rights described in Sections 2.2, 2.3 and 2.4 of Rights Agreement. Solely in connection with such demand, piggyback and S-3 registration rights set forth in Sections 2.2, 2.3 and 2.4, the Investor shall be deemed to be a "Demand Holder" as defined in Section 1.1 of the Rights Agreement and the shares of Series B common stock held by the Investor shall be deemed to be "Demand Shares" and "Registrable Securities" as such terms are defined in the Rights Agreement.

     The Investor understands and agrees that (i) the Stock will be characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (ii) each certificate representing the Stock and any other securities issued in respect of the Stock upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with appropriate legends mandated by federal and state securities laws.

     6.5 Publicity. Except as required by law, no press release, public statement, advertisement or similar publicity from any party hereunder with respect to the participation of the Investor in the transactions contemplated hereby (or any other matter relating to the Company and the Investor or its affiliates) shall be issued or made without the prior consent of Investor. Notwithstanding the foregoing, the Company may disclose Investor's investment in the Company and the terms thereof and such other information previously approved by Investor as of the date hereof for inclusion in the Registration Statement.

7.   Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without regard to the conflict of law provisions thereof.

     7.2 Survival; Additional Securities. The representations and warranties set forth in Sections 2 and 3 shall survive until the Closing. The covenants and agreements set forth in Section 6 shall survive in accordance with their terms. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganization distributed with respect to the Stock ("Stock Distributions") shall be immediately subject to the covenants and agreements set forth in Section 6 to the same extent the Stock is at such time covered by such provisions.

     7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, the covenants set forth in Section 6 shall not be binding upon any entity (other than an affiliate of the Investor) which acquires any shares of the Stock or a Stock Distribution in a transaction permitted hereunder.

     7.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof.

     7.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below its signature, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth below its signature, or at such other address as the Company shall have furnished to the Investor in writing.

     7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

     7.7 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the Stock or any Stock Distribution, the prevailing party shall be paid by the other party a reasonable sum for the attorneys' fees and expenses incurred by such prevailing party.

     7.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall each pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

     7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.12 Confidentiality. The parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of such other party to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the performance of its obligations hereunder.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                              FIRSTWORLD COMMUNICATIONS, INC.



                              By:   /S/ Sheldon S. Ohringer
                                 _______________________________________________

                              Name:  Sheldon S. Ohringer
                                   _____________________________________________

                              Title: President and Chief Executive Officer
                                    ____________________________________________



                              MICROSOFT CORPORATION


                              By:   /S/ John G. Connors
                                 _______________________________________________

                              Name:  John G. Connors
                                   _____________________________________________

                              Title: Sr. Vice President, Chief Financial Officer
                                    ____________________________________________

                                   EXHIBIT A
                                   ---------

[FirstWorld Communications, Inc. Amended and Restated Investor Rights Agreement,
    First Amendment to Amended and Restated Investor Rights Agreement, and
      Second Amendment to Amended and Restated Investor Rights Agreement]

                                   EXHIBIT B
                                   ---------

                                Form of Warrant

                                                                     No. PW-____

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                     WARRANT TO PURCHASE _________ SHARES
                          OF SERIES B COMMON STOCK OF
                        FIRSTWORLD COMMUNICATIONS, INC.
                        (Void after ________ ___, ____)

     This certifies that Microsoft Corporation or its assigns (the "Holder"), for value received, is entitled to purchase from FirstWorld Communications, Inc., a Delaware corporation (the "Company"), having a place of business at 8390
E. Crescent Parkway, Suite 300, Englewood CO 80111, a maximum of [75% of the number of shares purchased under Section 1.1(i) of the Stock Purchase Agreement between FirstWorld Communications, Inc. and Microsoft Corporation dated as of ___________ (the "Agreement")] fully paid and nonassessable shares of the Company's Series B Common Stock ("Common Stock") for cash at a price equal to $_______ ["IPO Price" as defined in the Agreement + 25%] (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on the date that is five (5) years from the date of this such day being referred to herein as the "Expiration Date", upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

     This Warrant is subject to the following terms and conditions:

     1.    Exercise; Issuance of Certificates; Payment for Shares.

           1.1 General. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

           1.2 Net Exercise. In lieu of delivering the Stock Purchase Price in cash upon exercise of this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with Notice of Exercise, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                              Y (A - B)
                              ---------
                         X =      A

     Where

           X -- The number of shares of Common Stock to be issued to the holder of this Warrant.

           Y -- The number of shares of Common Stock purchasable under this Warrant.

           A --  The fair market value of one share of the Company's Common
                 Stock.

           B -- The Stock Purchase Price (as adjusted to the date of such calculations).



           For purposes of this Section 1.2, the fair market value of the Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the

Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Company's Board of Directors.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Common Stock, together with all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all such shares of Common Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation.

     3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                                      2.

           3.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

           3.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                 (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                 (b) any cash paid or payable otherwise than as a cash dividend, or

                 (c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

           3.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares

                                      3.

were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

           3.4 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

           3.5   Notices.

                 (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                 (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                 (c) The Company shall also give written notice to the Holder at least 30 business days prior to the date, or as soon as is reasonably practicable under the circumstances, on which an Organic Change or a Change of Control shall take place.

     4. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     5. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

                                      4.

     6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     7. Warrants Non-Transferable. The Warrant shall not be transferable without the express written consent of the Company, which may be withheld in its sole discretion, except that Microsoft Corporation may transfer the Warrant to any of its wholly-owned subsidiaries without first obtaining such consent. In the event that the Company so consents (but without any obligation to grant such consent), then subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder shall be transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     8. Market Stand-Off Agreement. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days following the effective date of the initial registration statement of the Company filed under the Securities Act of 1933 and for ninety (90) days following any subsequent public offering of equity securities. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.

     9. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

                                      5.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

     12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

     14. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     15. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      6.

     In Witness Whereof, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ______ day of _____________, 2000.

                                    Firstworld Communications, Inc.
                                    a Delaware corporation

                                    By:________________________________________

                                    Title:_____________________________________

ATTEST:


_____________________________
Secretary

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                                                 Date:_________________, 20___

FirstWorld Communications, Inc.

8390 E. Crescent Parkway, Suite 300

Englewood, CO  80111

Attn:  President

Ladies and Gentlemen:

[_] The undersigned hereby elects to exercise the warrant issued to it by FirstWorld Communications, Inc. (the "Company") and dated ___________ _____, ____ Warrant No. PW-___ (the "Warrant") and to purchase thereunder
     __________________________________ shares of the Series B Common Stock of the Company (the "Shares") at a purchase price of ___________________________________________ Dollars ($__________) per Share
     or an aggregate purchase price of __________________________________
     Dollars ($__________) (the "Purchase Price").

[_] The undersigned hereby elects to effect a net exercise of this Warrant, exercising this Warrant [ ] in full or [ ] as to the following gross number of Shares: __________. The undersigned understands that the actual number of Shares issuable will be determined in accordance with Section 1 of this Warrant.

     Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

                                    Very truly yours,

                                    ________________________________________

                                    By:_____________________________________

                                    Title:__________________________________